Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Novoste Corporation (the “Company”) each hereby certify that, to his knowledge on the date hereof:

1.	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2003	/s/ ALFRED J. NOVAK
Alfred J. Novak, Chief Executive Officer of Novoste Corporation

Date: May 9, 2003	/s/ EDWIN B. CORDELL, JR.
Edwin B. Cordell, Jr., Chief Financial Officer of Novoste Corporation